Exhibit 99.1

BioSig’s PURE EP System to Support Live Patient Cases during EPLive 2020

Company’s flagship product to be featured in live patient cases broadcast from the Texas Cardiac Arrhythmia Institute on December 3-4, 2020

Westport, CT, Nov. 30, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) ("BioSig" or the "Company"), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that its flagship technology would be featured in several live cases broadcast during EPLive 2020, the fifth international symposium on complex arrhythmias.

EPLive is an intensive, two-day educational meeting for practicing clinical cardiac electrophysiologists, electrophysiology fellows, and general cardiologists interested in treating complex cardiac arrhythmias. A total of 21 live and 13 recorded cases will broadcast from the new, state-of-the-art Electrophysiology Center at St. David’s Medical Center in Austin, TX, with expert commentary and will serve as the primary teaching tool.

The PURE EP™ System will be highlighted in several patient cases conducted live by Andrea Natale, M.D., F.H.R.S., F.A.C.C., F.E.S.C., Executive Medical Director of TCAI and EPLive course director, and Joseph Gallinghouse, M.D.

“We are thrilled to be included in EPLive, a very unique physician education event, and we appreciate all the effort that went into making this important conference a reality amidst the global pandemic. We are grateful to Dr. Natale and his colleagues at TCAI for the outstanding support they continue to provide to our team and to the entire faculty of EPLive for their dedication to improving patient outcomes through the introduction of sophisticated educational tools and techniques for the benefit of the global physician audience,” commented Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc.

“More than 350 cases have been performed with the PURE EP™ System so far, and we are thrilled to see the value that additional physiologic information can provide across all types of cardiac arrhythmias. We are honored to be part of EPLive, and we look forward to continuing this exciting journey with the entire EP community,” commented Olivier Chaudoir, Sr. Director of Marketing at BioSig Technologies, Inc.

Texas Cardiac Arrhythmia Institute (TCAI) at St. David’s Medical Center was the first clinical installation site for the evaluation of BioSig’s PURE EP™ System. To date, more than 350 patient cases have been completed with the PURE EP™ System by 25 electrophysiologists across several clinical sites.

For more information about the event, please visit www.ep-live.com.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company's first product, PURE EP (tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor Westport, CT 06880 aballou@biosigtech.com 203-409-5444, x133